================================================================================
                                  NEWS RELEASE
================================================================================

Release Date:  Wednesday, July 29, 2009

Release Time:  Immediate

Contact:       Eric E. Stickels, Executive Vice President & CFO

Phone:         (315) 366-3702

--------------------------------------------------------------------------------

Oneida Financial Corp. Reports 2009 Second Quarter Operating Results (unaudited)

             Oneida, NY, July 29, 2009 - Oneida Financial Corp. (NASDAQ: ONFC), the parent company of The Oneida Savings Bank, has announced second quarter operating results. Net income for the three months ending June 30, 2009 was $1.1 million, or $0.14 diluted earnings per share compared to $646,000, or $0.08 diluted earnings per share, for the three months ended June 30, 2008. Net income for the six months ended June 30, 2009 was $2.2 million or $0.28 basic earnings per share, as compared with $1.1 million or $0.14 basic earnings per share for the same period in 2008.

             Michael R. Kallet, President and Chief Executive Officer of Oneida Financial Corp., said, "Oneida Financial Corp. continues to deliver positive operating results despite the difficult market conditions and uncertain economic times our country and our industry is experiencing. Oneida Financial Corp. achieved record second quarter net income, home mortgage originations and a record level of deposits." Kallet continued, "Our insurance and financial services subsidiaries, Bailey Haskell & LaLonde, and Benefit Consulting Group, Inc. also reported a record level of revenue, and our Company demonstrated an ability to increase our net interest margin despite the low interest rates available in the market currently." Kallet states, "We continue our practices of conservative lending and underwriting which has resulted in consistently high asset quality indicators. Moreover, the markets served by Oneida Savings Bank have not experienced the increased foreclosure activity witnessed in other areas of this country." Kallet concluded, "As Oneida Financial Corp. continues to prudently grow its assets, we have excess liquidity for lending purposes and sufficient capital to absorb the impact of this economic cycle."



            Key items for the quarter include:

      o The Bank remained well capitalized at June 30, 2009, with a total risk-based capital ratio of 10.16 percent and a Tier 1 leverage ratio of 6.95 percent. The Company's average equity ratio as a percent of average assets was 9.84 percent compared to 10.12 percent at March 31, 2009.

      o Net interest income was $4.3 million for the three months ended June 30, 2009 compared to $3.9 million for the same period in 2008. Net interest margin was 3.66 percent for the second quarter of 2009 compared to 3.34 percent for the second quarter of 2008.

      o Noninterest income was $5.0 million for the three months ended June 30, 2009 as compared with $4.5 million for the three months ended June 30, 2008. This increase is primarily the result of $3.9 million in revenue derived from the Company's insurance and other non-banking operations; an increase of $533,000 from the same period in 2008.

      o Non-cash increase in the fair value recognized on trading securities was $1.0 million for the three months ended June 30, 2009 compared to $5,000 for the same period in 2008 and further compared to a non-cash decrease of $429,000 for the linked quarter ended March 31, 2009.

      o Noninterest expense increased to $8.2 million for the second quarter of 2009 as compared to $7.3 million for the same period in 2008. This increase was significantly impacted by the premiums assessed by the Federal Deposit Insurance Corporation ("FDIC") to all FDIC-insured banks resulting in a $459,000 increase in the Bank's FDIC insurance expense compared with the year-ago quarter.

      o Residential real estate loan originations totaled $23.0 million during the second quarter of 2009.

      o Deposits increased $32.5 million to $460.5 million at June 30, 2009 from one year prior.

      o Total borrowings outstanding decreased 46 percent to $32.0 million at June 30, 2009 from $58.9 million at June 30, 2008.



Net Interest Income and Margin

Second quarter 2009 compared with second quarter 2008

Net interest income was $4.3 million for the second quarter of fiscal 2009, a $424,000 increase from the same quarter of fiscal 2008. The net interest margin was 3.66 percent for the second quarter of fiscal 2009, compared to 3.34 percent for same period a year ago. The year-over-year comparison reflects the impact of the reduction in market interest rates and the cuts in the federal funds target rate totaling two percent. As a result, the yield on interest-earning assets has decreased 49 basis points to 5.31 percent despite an increase in average interest-earning assets of $5.8 million. For the same period, the cost of interest-bearing deposits decreased 88 basis points to 1.54 percent while average interest-bearing deposits increased $32.6 million. The Company executed on its planned repayment of Federal Home Loan Bank borrowing positions at an average cost of 4.04 percent upon the maturity of the advances resulting in a decrease of $21.2 million in average borrowings outstanding. The average cost of interest-bearing liabilities decreased 93 basis points to 1.80 percent for the second quarter of 2009 as compared to the same quarter in 2008.

Second quarter 2009 compared with linked quarter ended March 31, 2009

Net interest income for the quarter ended June 30, 2009, increased $232,000 from the quarter ended March 31, 2009. The net interest margin increased 10 basis points from 3.56 percent for the same period. The yield on interest-earning assets has decreased 15 basis points from 5.46 percent for the quarter ended March 31, 2009 while the cost of interest-bearing liabilities decreased 29 basis points from 2.09 percent during the first quarter of 2009.

Year-to-date comparison 2009 to 2008

On a fiscal year-to-date basis, net interest income increased $760,000 for the six-month period ended June 30, 2009, as compared to the same period in 2008, with the net interest margin increasing 25 basis points from 3.36 percent to
3.61 percent.

Noninterest Income

Second quarter 2009 compared with second quarter 2008

Noninterest income totaled $5.0 million for the second quarter of 2009, an increase of $527,000 from $4.5 million in the second quarter of 2008. The increase was due to an increase of $533,000 in commissions and fees on the sales of non-bank products through the Company's insurance and financial service subsidiaries. The increase also was due to $110,000 gains on the sale of $19.2 million of loans in the second quarter of 2009 as compared with $28,000 in gains on the sale of loans in the second quarter of 2008. The Bank has been selling current conforming fixed-rate residential mortgage loan originations in the secondary market to control interest rate risk. Service charges on deposit accounts decreased $64,000 in the second quarter of 2009 as compared with the same quarter in 2008 due in part to the higher account balances currently on deposit.

Second quarter 2009 compared with linked quarter ended March 31, 2009

Noninterest income decreased on a linked-quarter basis, due to a decrease in commissions and fees on the sales of non-bank products and other non-recurring income recognized in the first quarter of 2009.

Year-to-date comparison 2009 to 2008

Noninterest income increased $1.5 million to $10.6 million for the six months ended June 30, 2009 compared to the same period in 2008. Increases were driven primarily by the increased level of revenue derived from the Company's insurance and financial services subsidiaries. The non-banking operations recorded a record $8.1 million in commissions and fees during the six months ended June 30, 2009 as compared with $6.9 million during the same period of 2008. Also contributing to the increase was a $238,000 gain on the sale of fixed-rate residential real estate loans in 2009 to date as compared with a $72,000 gain on the sale of loans in 2008 through the six months ending June 30.

Net Investment Gains/(Losses)

Second quarter 2009 compared with second quarter 2008

Net investment losses of $454,000 were recorded in the second quarter of 2009 compared with net investment gains of $22,000 in the same period of 2008. During the second quarter of 2009 two trust preferred securities were determined to be other-than-temporarily-impaired. The Company recorded a non-cash charge of
$454,000  representing  the credit  impairment  of these  securities.  The trust preferred securities owned by the Company are diversified pools of collateralized debt obligations primarily issued by domestic financial institutions.

Second quarter 2009 compared with linked quarter ended March 31, 2009

During the linked quarter ended March 31, 2009 the Company realized net investment gains of $238,000 resulting from the Company's decision to realize a portion of the appreciation in its mortgage-backed securities portfolio, monetizing other comprehensive income and reducing prepayment risk.

Year-to-date comparison 2009 to 2008

For the six month period ended June 30, 2009 net investment losses of $216,000 compares with net investment gains of $18,000 for the same period in 2008.

Change in the Fair Value of Investments

Second quarter 2009 compared with second quarter 2008

Oneida Financial Corp. has identified the preferred and common equity securities it holds in the investment portfolio as trading securities and as such the change in fair value of these securities is reflected as a non-cash adjustment through the income statement. For the three months ended June 30, 2009 the market value of the Bank's trading securities increased $998,000 as compared with an increase of $5,000 in the 2008 period.

Second quarter 2009 compared with linked quarter ended March 31, 2009

During the linked quarter ended March 31, 2009 the Company recorded a non-cash charge of $429,000 reflecting a decrease in market value of the Bank's trading securities at the end of the first quarter of 2009.

Year-to-date comparison 2009 to 2008

For the six month period ended June 30, 2009 a positive net fair value adjustment of $569,000 reflects the increase in market value of the Bank's trading securities at June 30, 2009 from the most recent year end. This compares with a net decrease in the fair value for the same 2008 period of $599,000. The table below summarizes the Company's operating results excluding these cumulative non-cash charges related to the change in fair value of trading securities.

         Reported Results
         (including non-cash gains and losses recognized under FAS 159) (All amounts in thousands except net income per diluted share)

                                              Year to Date   Year to Date
                                                June 30,       June 30,
                                                  2009           2008
                                               ------------------------
         Net interest income                   $   8,350      $   7,590
         Provision for loan losses                   160            150
         Investment gains (losses)                  (216)            18
         Change in fair value of investments         569           (599)
         Non-interest income                      10,558          9,099
         Non-interest expense                     16,108         14,489
         Income tax provision                        810            394
         Net income                            $   2,183      $   1,075
         Net income per
             diluted share                     $    0.28      $    0.14

         Operating Results / Non-GAAP
         (excluding non-cash gains and losses recognized under FAS 159) (All amounts in thousands except net income per diluted share)

                                              Year to Date   Year to Date
                                                June 30,       June 30,
                                                  2009           2008
                                               ------------------------
         Net interest income                   $   8,350      $   7,590
         Provision for loan losses                   160            150
         Investment gains (losses)                  (216)            18
         Non-interest income                      10,558          9,099
         Non-interest expense                     16,108         14,489
         Income tax provision                        655            556
         Net income                            $   1,769      $   1,512
         Net income per
             diluted share                     $    0.23      $    0.19

The Company believes these non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of the Company, and
facilitate  investors'   assessments  of
business and performance trends in comparison to others in the financial services industry. In addition, the Company believes this alternate presentation of these items enables management to perform a more effective evaluation and comparison of the Company's results and to assess the overall performance of our business in relation to the Company's ongoing operations.

Noninterest Expense

Second quarter 2009 compared with second quarter 2008

Noninterest expense was $8.2 million for the three months ended June 30, 2009 as compared with $7.3 million during the same period of 2008. The increase in noninterest expense was primarily due to increased FDIC assessments of $459,000, including $258,000 for the special assessment based upon 5 basis points on total assets less Tier 1 capital. The increased volume of residential mortgage originations and the increase in sales of insurance and other non-banking products through our subsidiaries resulted in an increase in compensation and employee benefit expense during the second quarter of 2009 as compared with 2008 contributing to the increase in noninterest expense.

Second quarter fiscal 2009 compared with linked quarter ended March 31, 2009

On a quarter-to-quarter basis, noninterest expense increased $311,000 primarily due to costs associated with increased FDIC assessments.

Year-to-date comparison fiscal 2009 to fiscal 2008

Noninterest expense increased by $1.6 million over the same period in 2008, primarily in the areas of compensation and benefits and the sharp rise in FDIC insurance premiums during the year that has added $631,000 to the Company's noninterest expense during 2009. The FDIC approved a new insurance fee assessment plan on May 22, 2009, which imposed a special assessment on insured banks of 5 basis points of total assets, in addition to regular insurance premiums.

Income Taxes

The Company's effective tax rate was 27.1 percent for the second quarter of 2009 and 27.0 percent for the second quarter of fiscal 2008. For the linked quarter ended March 31, 2009, the Company's effective tax rate was also 27.0 percent.

Key Balance Sheet Changes at June 30, 2009

      o Net loans receivable totaled $292.8 million at June 30, 2009 compared to $295.9 million at March 31, 2009 and $290.7 million one year ago at June 30, 2008. Net loan balances decreased by $3.0 million in the second quarter of 2009 as compared with March 31, 2009. Residential loans declined $2.6 million, from March 31, 2009 as the Company continued to sell $19.2 million in residential fixed rate conforming loan originations into the secondary market. While loan demand is softer than a year ago due to the economic slowdown, consumer loan originations were $10.0 million and commercial loan originations were $8.7 million during the quarter.

      o Investment and mortgage-backed securities increased $16.2 million to $153.0 million as compared with March 31, 2009 and have increased $1.4 million as compared with June 30, 2008. The increase in investment and mortgage-backed securities is primarily the result of the increase in collateral for municipal deposit accounts and a decrease in loans receivable partially offset by a decrease in borrowings. The Company repaid maturing Federal Home Loan advances with proceeds from investment security maturities, calls and other cash flows. Borrowings outstanding were $32.0 million at June 30, 2009, a decrease of $12.0 million from March 31, 2009 and a decrease of $26.9 million from June 30, 2008.

      o Deposit accounts were $460.5 million at June 30, 2009, up $15.0 million over the linked quarter and increasing $32.5 million from June 30, 2008. The increase has been primarily a result of an increase of $28.5 million in municipal deposits over the past twelve months.

About Oneida Financial Corp.

The Company's wholly owned subsidiaries include The Oneida Savings Bank, a New York State chartered FDIC insured stock savings bank; State Bank of Chittenango, a state chartered limited-purpose commercial bank; Bailey, Haskell & LaLonde Agency, an insurance and financial services company; Benefit Consulting Group, an employee benefits consulting and retirement plan administration firm; and Workplace Health Solutions, a risk management company specializing in workplace injury claims management. Oneida Savings Bank was established in 1866 and operates twelve full-service banking offices in Madison, Oneida and Onondaga counties. For more information, visit the Company's web site at www.oneidabank.com.
------------------

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISK FACTORS

In addition to historical information, this earnings release may contain forward-looking statements for purposes of applicable securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements are subject to numerous assumptions, risks and uncertainties. There are a number of important factors described in documents previously filed by the Company with the Securities and Exchange Commission, and other factors that could cause the Company's actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

             All financial information provided at and for the quarter ended June 30, 2009 and all quarterly data is unaudited. Selected financial ratios have been annualized where appropriate. Operating data is presented in thousands of dollars, except for per share amounts.



                                                   At              At            At           At              At
Selected Financial Data                          Jun 30,         Mar 31,       Dec 31,      Sep 30,         Jun 30,
(in thousands except per share data)              2009            2009          2008         2008            2008
                                             -----------------------------------------------------------------------
                                               (unaudited)    (unaudited)     (audited)   (unaudited)     (unaudited)
Total Assets                                     $557,513       $549,246      $540,130      $549,905       $549,116
Loans receivable, net                             292,814        295,860       302,492       298,703        290,740
Mortgage-backed securities                         76,257         78,821        74,330        75,562         78,820
Investment securities                              76,716         57,972        60,433        62,650         72,720
Trading securities                                  6,491          5,503         5,941         6,591         13,037
Goodwill and other intangibles                     25,045         25,076        25,063        25,196         25,369
Interest bearing deposits                         398,339        386,889       364,911       373,781        362,130
Non-interest bearing deposits                      62,186         58,650        60,787        65,896         65,879
Borrowings                                         32,000         44,000        52,825        51,900         58,900
Total Equity                                       55,620         52,971        54,829        53,249         56,987

Book value per share
   (end of period)                                  $6.82          $6.81         $6.75         $6.56          $7.37
Tangible book value per share
   (end of period)                                  $3.60          $3.60         $3.51         $3.30          $4.08

Selected Financial Ratios
Non-Performing Assets to
    Total Assets (end of period)                     0.19%          0.10%         0.09%         0.11%          0.09%
Allowance for Loan Losses to
    Loans Receivable, net                            0.90%          0.86%         0.87%         0.83%          0.87%
Average Equity to Average Assets                     9.84%         10.12%        10.29%        10.60%         10.96%

Regulatory Capital Ratios
Total Capital
    to Risk Weighted Assets                         10.16%         10.35%        10.21%        10.01%         10.42%
Tier 1 Capital
    to Risk Weighted Assets                          9.49%          9.66%         9.49%         9.32%          9.71%
Tier 1 Capital
    to Average Assets                                6.95%          6.86%         6.64%         6.30%          6.67%



                                                     Quarter Ended                  Year to Date
Selected Operating Data                          Jun 30,        Jun 30,        Jun 30,        Jun 30,
(in thousands except per share data)              2009           2008           2009           2008
                                             -----------------------------------------------------------
                                               (unaudited)    (unaudited)    (unaudited)    (unaudited)
Interest income:
   Interest and fees on loans                       $4,410         $4,518         $8,891         $9,223
   Interest and dividends
      on investments                                 1,804          2,124          3,541          4,079
   Interest on fed funds                                11             76             25            141
                                             -----------------------------------------------------------
      Total interest income                          6,225          6,718         12,457         13,443
Interest expense:
   Interest on deposits                              1,526          2,207          3,143          4,541
   Interest on borrowings                              408            644            964          1,312
                                             -----------------------------------------------------------
      Total interest expense                         1,934          2,851          4,107          5,853
                                             -----------------------------------------------------------
Net interest income                                  4,291          3,867          8,350          7,590
   Provision for loan losses                           160            150            160            150
                                             -----------------------------------------------------------
Net interest income after
     provision for loan losses                       4,131          3,717          8,190          7,440
                                             -----------------------------------------------------------

Net investment gains (losses)                         (454)            22           (216)            18
                                             -----------------------------------------------------------
Change in fair value of investments                    998              5            569           (599)
                                             -----------------------------------------------------------
Noninterest income:
   Service charges on deposit accts                    614            678          1,261          1,319
   Commissions and fees on sales
       of non-banking products                       3,906          3,373          8,055          6,873
   Other revenue from operations                       481            423          1,242            907
                                             -----------------------------------------------------------
      Total noninterest income                       5,001          4,474         10,558          9,099
Noninterest expense
   Salaries and employee benefits                    4,994          4,715          9,981          9,295
   Equipment and net occupancy                       1,178          1,070          2,406          2,283
   Intangible amortization                             116            134            238            274
   Other costs of operations                         1,921          1,414          3,483          2,637
                                             -----------------------------------------------------------
      Total noninterest expense                      8,209          7,333         16,108         14,489
                                             -----------------------------------------------------------
Income before income taxes                           1,467            885          2,993          1,469
Income tax provision                                   398            239            810            394
                                             -----------------------------------------------------------
Net income                                          $1,069           $646         $2,183         $1,075
                                             ===========================================================

Net income per common
   share ( EPS - Basic )                             $0.14          $0.08          $0.28          $0.14
Net income per common
   share ( EPS - Diluted)                            $0.14          $0.08          $0.28          $0.14
Cash Dividends Paid                                  $0.00          $0.00          $0.24          $0.24

Return on Average Assets                             0.77%          0.47%          0.79%          0.40%
Return on Average Equity                             8.03%          4.38%          8.05%          3.64%
Return on Average Tangible Equity                   15.15%          7.70%         14.95%          6.38%
Net Interest Margin                                  3.66%          3.34%          3.61%          3.36%




                                                Second          First         Fourth          Third         Second
Selected Operating Data                         Quarter        Quarter        Quarter        Quarter        Quarter
(in thousands except per share data)             2009           2009           2008           2008           2008
                                             --------------------------------------------------------------------------
                                               (unaudited)    (unaudited)    (unaudited)    (unaudited)    (unaudited)
Interest income:
   Interest and fees on loans                       $4,411         $4,481         $4,678         $4,634         $4,518
   Interest and dividends
      on investments                                 1,803          1,737          1,952          1,998          2,124
   Interest on fed funds                                11             14              9             19             76
                                             --------------------------------------------------------------------------
      Total interest income                          6,225          6,232          6,639          6,651          6,718
Interest expense:
   Interest on deposits                              1,526          1,617          1,892          2,081          2,207
   Interest on borrowings                              408            556            608            646            644
                                             --------------------------------------------------------------------------
      Total interest expense                         1,934          2,173          2,500          2,727          2,851
                                             --------------------------------------------------------------------------
Net interest income                                  4,291          4,059          4,139          3,924          3,867
   Provision for loan losses                           160              0            250            125            150
                                             --------------------------------------------------------------------------
Net interest income after
     provision for loan losses                       4,131          4,059          3,889          3,799          3,717
                                             --------------------------------------------------------------------------

Net investment (losses) gains                         (454)           238           (151)          (826)            22
                                             --------------------------------------------------------------------------
Change in fair value of investments                    998           (429)          (640)        (6,436)             5
                                             --------------------------------------------------------------------------
Noninterest income:
   Service charges on deposit accts                    614            648            729            728            678
   Commissions and fees on sales
       of non-banking products                       3,906          4,149          3,568          3,178          3,373
   Other revenue from operations                       481            759            454            562            423
                                             -------------- -------------- -------------- -------------- --------------
      Total noninterest income                       5,001          5,556          4,751          4,468          4,474
Noninterest expense
   Salaries and employee benefits                    4,994          4,987          4,472          4,361          4,715
   Equipment and net occupancy                       1,178          1,229          1,219          1,237          1,070
   Intangible amortization                             116            123            133            134            134
   Other costs of operations                         1,921          1,559          1,352          1,315          1,414
                                             --------------------------------------------------------------------------
      Total noninterest expense                      8,209          7,898          7,176          7,047          7,333
                                             --------------------------------------------------------------------------
Income (loss) before income taxes                    1,467          1,526            673         (6,042)           885
Income tax provision (benefit)                         398            412         (1,003)        (1,614)           239
                                             --------------------------------------------------------------------------
Net income (loss)                                   $1,069         $1,114         $1,676        ($4,428)          $646
                                             ==========================================================================

Net income (loss) per common
   share ( EPS - Basic )                             $0.14          $0.14          $0.22         ($0.57)         $0.08
Net income (loss) per common
   share ( EPS - Diluted)                            $0.14          $0.14          $0.22         ($0.57)         $0.08
Cash Dividends Paid                                  $0.00          $0.24          $0.00          $0.24          $0.00

Return on Average Assets                              0.77%          0.82%          1.23%         -3.20%          0.47%
Return on Average Equity                              8.03%          8.07%         12.50%        -32.21%          4.38%
Return on Average Tangible Equity                    15.15%         14.76%         23.11%        -59.71%          7.70%
Net Interest Margin                                   3.66%          3.56%          3.63%          3.37%          3.34%
